Exhibit 10.1

SUBSCRIPTION AGREEMENT

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington

The undersigned (the “Investor”) hereby confirms its agreement with CytoDyn Inc., a Delaware corporation (the “Company”), as follows:

1.    This Subscription Agreement, including the Terms and Conditions For Purchase of Shares and Warrants attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.    The Company has authorized the issuance and sale to certain investors of (i) shares (each a “Share,” collectively, the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (each, a “Warrant,” and, collectively, the “Warrants”), each to purchase one share of Common Stock at an exercise price of $0.50 per share, exercisable for a period of five (5) years from its original date of issuance, to be evidenced by a Common Stock Purchase Warrant in substantially the form attached hereto as Annex III; with such Shares and Warrants to be issued at an aggregate purchase price of $0.50 (the “Purchase Price”) per fixed combination of one Share and one-half Warrant. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Shares and the Warrants, are referred to herein as the “Securities.”

3.    The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, No. 333-223195 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on March 7, 2018 (including the base prospectus contained therein (the “Base Prospectus”)), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed (if required) with the Commission and delivered to the Investor on or prior to the date hereof, containing certain supplemental information regarding the Securities, the terms of the Offering and the Company (the “Issuer Free Writing Prospectus”), and (3) a prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.    The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares and Warrants set forth below for the aggregate purchase price set forth below. The Shares and Warrants shall be purchased pursuant to the Terms and Conditions for Purchase of Shares and Warrants attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.    The settlement of the Shares purchased by the Investor shall be effected by crediting the account of the Investor’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) delivery system, whereby Investor’s prime broker (as specified by such Investor on Annex II attached hereto) shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)

DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

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IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES AND WARRANTS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.    The executed Warrants shall be delivered in accordance with the terms thereof.

7.    The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry

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Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8.    The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated March 7, 2018, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.    No offer by the Investor to buy Shares and Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10.    The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

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Number of Shares:

Number of Warrants / Warrants Shares:

Purchase Price Per Combined Share and One-Half of One Warrant:         $0.50

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

INVESTOR

By:
Print Name:
Title:
Address:

Email:

Agreed and Accepted

CYTODYN INC.

By:
Name:
Title:

Dated as of:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANTS

1.    Authorization and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares and Warrants (collectively, the “Securities”).

2.    Agreement to Sell and Purchase the Shares and Warrants; Placement Agent.

2.1    At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares and Warrants are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2    The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares and Warrants to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3    Investor acknowledges that the Company has agreed to pay Paulson Investment Company, LLC (the “Placement Agent”) a fee (the “Placement Fee”) and certain expenses in respect of the sale of Shares and Warrants to the Investor.

2.4    The Company has entered into a Placement Agent Agreement, dated March 18, 2019, (the “Placement Agreement”), with the Placement Agent. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in one or more filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be made by the Company with the Commission and incorporated by reference into the Prospectus prior to the consummation of the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3.    Closings and Delivery of the Shares and Warrants and Funds.

3.1    Closing. The completion of the purchase and sale of the Shares and Warrants (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Exchange Act. At the Closing, (a) the Company shall cause Computershare, the Company’s transfer agent (the “Transfer Agent”), to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Annex II, in the name of a nominee designated by the Investor (b) the Company shall cause to be delivered to the Investor one Common Stock Purchase Warrant, in substantially the form attached hereto as Appendix II, evidencing Warrants to purchase the number of Warrant Shares set forth on the Signature Page and (c) the aggregate purchase price for the Shares and Warrants being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2    Conditions to the Obligations of the Parties.

(a)    Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Shares and Warrants to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares and Warrants being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)    Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares and Warrants will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares and Warrants that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3    Settlement Procedures. The settlement of the Shares purchased by the Investor shall be effected by crediting the account of the Investor’s prime broker (as specified by such Investor on Annex II attached hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) delivery system.

(a)    Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares and Warrants being purchased by the Investor to the following account designated by the Company:

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(b)    Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4.    Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1    The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares and Warrants, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares and Warrants set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein.

4.2     (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares and Warrants, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares and Warrants, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

4.3    The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4    The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Investor in connection with the purchase and sale of the Shares and Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.5    The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6    Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

4.7    The Investor is acquiring the Shares and Warrants (including, upon the exercise of the Warrants, the Warrant Shares) solely for such Investor’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Investor has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares, the Warrants, or the Warrant Shares, and the Investor has no plans to enter into any such agreement or arrangement. The Investor agrees to make due inquiry regarding, and not to sell or transfer the Shares, the Warrants or the Warrant Shares in violation of, any federal and/or state securities laws applicable to the Investor.

4.8    The Investor has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risks of such investment.

4.9    The Investor is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Securities and is not subscribing for the Securities and did not become aware of the Offering through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.

4.10    The Investor meets the suitability standards set forth in Part B of the Investor Questionnaire attached hereto as Annex II.

4.11    The Investor is aware that the Placement Agent, for the services it is providing in this Offering will receive, with respect to subscriptions made in this Offering through the Placement Agent, (1) cash compensation equal to 9% of the gross proceeds received by the Company from such subscribers that are first introduced to the Company by the Placement Agent in the Offering; (2) a warrant to purchase a number of shares equal to 9% of the Shares issued to such subscribers that are first introduced to the Company by the Placement Agent in the Offering, which is exercisable for a period of five (5) years from the date of issuance at an exercise price equal to 100% of the purchase price for such Shares and related Warrants; (3) cash compensation equal to 5% of the gross proceeds received by the Company from such subscribers who are not first introduced to the Company by the Placement Agent in the Offering; and (4) a non-accountable expense fee of $35,000, to be paid upon the first closing of the Offering. Other than those commissions payable to the Placement Agent as described herein, the Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

4.12    The Investor acknowledges that the Placement Agent has acted as a placement agent for the Company in previous offerings of its debt and equity securities, and the Placement Agent and its registered representatives received, as compensation for those offerings, warrants to purchase shares of the Company’s common stock, which may give Placement Agent as incentive to sell the Securities to the Investor.

4.13    The Investor is aware that a Managing Partner in the Placement Agent’s New York, NY office, Robert J. Setteducati, entered into a final settlement with the Massachusetts Securities Division in 2001 pursuant to which he agreed, among other things, never to seek to register with the Massachusetts Securities Division in any capacity. The settlement resolved allegations that Mr. Setteducati failed to adequately supervise employees at a prior broker-dealer.

5.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

5.1    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The only subsidiaries of the Company (the “Subsidiaries”) are (i) CytoDyn Operations Inc., a Delaware corporation, and (ii) Advanced Genetic Technologies, Inc., a Florida corporation, and CytoDyn Veterinary Medicine LLC, a Florida limited liability company, both of which are currently inactive. Each of the Company and its Subsidiaries are entities duly organized and validly existing, and the Company is in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to own and use its properties and assets and to conduct its business as currently conducted. Neither the

Company, nor its Subsidiaries is in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business, condition (financial and other) or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the SEC Filings (any of (i), (ii) or (iii), a “Material Adverse Effect”).

5.2    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable. Except as set forth in SEC Filings, (i) there are no outstanding securities of the Company or its Subsidiaries which contain any preemptive, redemption or similar provisions, nor is any holder of securities of the Company or the Subsidiaries entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or the Subsidiaries by virtue of any of the SEC Filings, and there are no contracts, commitments, understandings or arrangements by which the Company or its Subsidiaries is or may become bound to redeem a security of the Company or its Subsidiaries; (ii) neither the Company nor the Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (iii) there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or the Subsidiaries or contracts, commitments, understandings, or arrangements by which the Company or the Subsidiaries is or may become bound to issue any shares of capital stock of the Company or the Subsidiaries, or securities or rights convertible or exchangeable into shares of capital stock of the Company or the Subsidiaries. Except as set forth in SEC Filings and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company’s Charter Documents (as defined below) or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable and, except as set forth in the SEC Filings, the shares of capital stock of the Subsidiaries are owned by the Company, free and clear of any mortgages, pledges, liens, claims, charges, encumbrances or other restrictions (collectively, “Encumbrances”). Except as would not have a Material Adverse Effect, all of such outstanding capital stock has been issued in compliance with applicable federal and state securities laws. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investors) and except as set forth in SEC Filings will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

5.3    The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to SEC Filings and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement and the SEC Filings by the Company; and (b) authorization, sale, issuance and delivery of the Securities and the performance of the Company’s obligations under this Agreement and the SEC Filings has been taken. This Agreement and the SEC Filings have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities is duly authorized and, when issued and paid for in accordance with the applicable SEC Filings, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than restrictions on transfer provided for in the SEC Filings. The Shares, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances imposed by the Company other than restrictions on transfer provided for in this Agreement. Except as set forth in the SEC Filings, the issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

5.4    The execution and delivery by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby or thereby do not and will not (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect, (ii) conflict with or violate any provision of the Company’s Certificate of Incorporation (the “Certificate”), as amended or the Bylaws, (and collectively with the Articles, the “Charter Documents”) of the Company, and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company or the Subsidiaries. No approval by the holders of Common Stock or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this

Agreement and the other SEC Filings or in connection with the authorization, issue and sale of the Securities, except as has been previously obtained. No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement and the other SEC Filings or in connection with the authorization, issue and sale of the Securities, except such post-sale filings as may be required to be made with the SEC, FINRA and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

5.5    No vote, approval or consent of any holder of capital stock of the Company or any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution, deliver and performance of this Agreement and the other SEC Filings or in connection with the authorization, issue and sale of the Securities, except as previously obtained, each of which is in full force and effect.

5.6    The Company has (a) for the twenty-four (24) months preceding the filing of the Form 10-K Annual Report for the fiscal year ended May 31, 2018 (i) disclosed all material information required to be publicly disclosed by it on Form 8-K, (ii) filed all reports on Form 10-Q and Form 10-K and (iii) filed all other reports (other than any Form 8-K) required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and (b) since the filing of the Form 10-K, the Company has filed all reports required to be filed by it under the Securities Act and Exchange Act on a timely basis or has timely filed a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension. The Prospectus and all of the foregoing materials are collectively referred to herein as the “SEC Filings” and, together with the Schedules to this Agreement (if any), are referred to herein as the “Disclosure Materials.” As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustment.

5.7    The Company and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or ownership of properties and is in all material respects in compliance therewith.

5.8    The Company knows of no pending or threatened legal or governmental proceedings against the Company or the Subsidiaries which could materially adversely affect the business, property, financial condition or operations of the Company and its Subsidiaries, taken as a whole, or which materially and adversely questions the validity of this Agreement or the other SEC Filings or the right of the Company to enter into this Agreement and the other SEC Filings, or to perform its obligations hereunder and thereunder. Neither the Company nor the Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could materially adversely affect the business, property, financial condition or operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, proceeding or investigation by the Company or the Subsidiaries currently pending in any court or before any arbitrator or that the Company or the Subsidiaries intends to initiate. Neither the Company nor the Subsidiaries, nor any director or officer thereof, is or since the filing of the Form 10-K has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

5.9    Neither the Company nor the Subsidiaries: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or the Subsidiaries under), nor has the Company or the Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

5.10    The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.11    The information set forth in the SEC Filings as of the date hereof and as of the date of each Closing contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.12    Except for the Placement Agent, neither the Company nor any of the Company’s officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement. The Company is not party to any agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

5.13    The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as disclosed on the SEC Filings, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or a party to any material options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any Intellectual Property Rights of any other person or entity. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

5.14    Except as set forth in the SEC Filings, since the date of the latest audited financial statements included within the SEC Filings (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

5.15    The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

6.    Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the

Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7.    Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by e-mail or (b) if delivered from outside the United States, by International Federal Express or e-mail, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two businessdays after so mailed and (iv) if delivered by e-mail, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(a)    if to the Company, to:

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Attention: Michael D. Mulholland, Chief Financial Officer

Email: [***]

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven M. Skolnick

Email: [***]

(b)    if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.    Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.    Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13.    Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares and Warrants to such Investor.

14.    Publicity. The Company and the Investor agree that the Company shall, as promptly as practicable following the Closing Date, file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement and forms of Warrant as exhibits thereto.

15.    Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

ANNEX II

CYTODYN INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial	I have an individual net worth, or joint net worth with my spouse, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of CytoDyn Inc.

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial	The investor certifies that it is a partnership, corporation, limited liability company or any organization described in Section 501(c)(3) of the Internal Revenue Code, Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

ANNEX III

FORM OF COMMON STOCK PURCHASE WARRANT